      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            KRAUSE'S FURNITURE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                           77-0310773
             (State or Other Jurisdiction                            of (I.R.S. Employer
            Incorporation or Organization)                          Identification Number)

                             200 NORTH BERRY STREET
                           BREA, CALIFORNIA 92621-3903
                                 (714) 990-3100
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                            KRAUSE'S FURNITURE, INC.
                            1997 STOCK INCENTIVE PLAN
                              (Full Title of Plans)
                                 ---------------
                                PHILIP M. HAWLEY
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            KRAUSE'S FURNITURE, INC.
                             200 NORTH BERRY STREET
                           BREA, CALIFORNIA 92621-3903
                                 (714) 990-3100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------

                                   Copies to:

       J. TIMOTHY SCOTT, ESQ.                       JUDITH OLSON LASKER, ESQ.
       MORRISON & FOERSTER LLP                     GENERAL COUNSEL, SECRETARY
       555 WEST FIFTH STREET                        KRAUSE'S FURNITURE, INC.
 LOS ANGELES, CALIFORNIA 90013-1024                  200 NORTH BERRY STREET
            213-892-5200                          BREA, CALIFORNIA  92821-3903
                                                          714-990-3100
                                 --------------


                                      CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
      TITLE OF SECURITIES            AMOUNT TO         OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
       TO BE REGISTERED            BE REGISTERED         PER SHARE              PRICE)              FEE
      -------------------          -------------      ----------------    ------------------   ------------
  Common Stock, $.001 par
  value per share.........         330,000 shares        $ 1.62  (1)     $  534,600.00 (1)
  Common Stock, $.001 par
  value per share.........         417,000 shares          2.56  (1)      1,067,520.00 (1)
  Common Stock, $.001 par
  value per share.........         165,000 shares          3.25  (1)        536,250.00 (1)
  Common Stock, $.001 par
  value per share.........       1,088,000 shares        $ 2.13  (2)      2,317,440.00 (2)
      -                          ----------------     ----------------   -------------------     ----------
  TOTAL                          2,000,000 shares                        $4,455,810.00           $ 1,315.00

(1) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of calculating the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price for shares that are subject to outstanding options is calculated based on the exercise price of such options.

(2) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for shares subject to awards that have not been issued have been determined on the basis of the average of the high and low prices reported on the American Stock Exchange on July 14, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                               Page 1 of 27 pages
                   The Index to Exhibits appears on page II-6

PROSPECTUS
                            KRAUSE'S FURNITURE, INC.

                            1997 STOCK INCENTIVE PLAN

This Prospectus relates to shares of common stock (the "Common Stock") of Krause's Furniture, Inc. (the "Company") offered to key employees, officers, directors and consultants of the Company pursuant to options granted under the Company's 1997 Stock Incentive Plan (the "1997 Plan"). The terms and conditions of grants made pursuant to the 1997 Plan, including the prices of the shares of Common Stock, are governed by the provisions of the 1997 Plan and the agreements thereunder.

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED.

The Company's executive offices are located at 200 North Berry Street, Brea, California 92821-3903, and its telephone number at that location is (714) 990-3100.


                  The date of this Prospectus is July 17, 1998

        This Prospectus contains information concerning the Company and the 1997 Plan but does not contain all the information set forth in the Registration Statement on Form S-8 for the 1997 Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http:\\www.sec.gov.

        The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the 1997 Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Shareholders, proxy statement and other communications distributed to its shareholders generally. Requests for such copies and requests for additional information about the 1997 Plan and its Administrator should be directed to the Secretary, Krause's Furniture, Inc., 200 North Berry Street Brea, California 92821-3903. The Company's telephone number is (714) 990-3100.

        Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the 1997 Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

INTRODUCTION

        Set forth below is some basic information describing the 1997 Stock Incentive Plan (the "1997 Plan") of Krause's Furniture, Inc. (the "Company"). The Company from time to time may make awards under the 1997 Plan to selected employees, officers, directors and consultants. The Company's goal in making awards under the 1997 Plan is to link a portion of your financial success to the financial success of the Company.

        As a publicly-traded company, the Company's long-term financial success can be gauged by the value of the Company's stock, which is traded on the American Stock Exchange. The purpose of this information is to give you a basic understanding of how some of the provisions of the 1997 Plan may apply to you if you have received awards under the 1997 Plan. Since only you and your personal financial and tax advisors will be able to determine the financial and tax implications of your award, be sure to consult with them before exercising any award or selling any stock you acquire under the 1997 Plan.

BASIC TERMS

        To help you better understand the description below, some basic terms associated with the 1997 Plan are defined below:

        Award. An award means the grant of a stock option, stock appreciation right, dividend equivalent right, restricted stock, performance unit, performance share, deferred stock unit or other right or benefit under the 1997 Plan. Each type of award has different tax consequences.

        Administrator. With respect to grants of awards to employees who are also officers or directors of the Company, the 1997 Plan is administered by the Board of Directors of the Company or a Committee designated by the Board which is constituted in such a manner as to satisfy applicable laws and to permit such grants and related transactions under the 1997 Plan to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with Rule 16b-3. With respect to grants of awards to employees who are neither directors nor officers of the Company, the 1997 Plan is administered by the Board or a Committee designated by the Board which is constituted in such a manner as to satisfy applicable law (the Board or any of the Committees appointed to administer the 1997 Plan are hereinafter referred to as the "Administrator"). Notwithstanding the foregoing, grants of awards to any employee who is a "covered employee" under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the "Code") intended to qualify as performance-based compensation shall be made only by a Committee or Sub-Committee which is composed solely of two or more directors eligible under the Code to serve on a Committee making awards qualifying as performance-based compensation. In the case of such awards granted to covered employees, references to the "Administrator" shall be deemed references to such Committee or Sub-Committee.

        Stock Option. A stock option (sometimes referred to as an "option") is a right to buy the common stock of the Company, $.001 par value ("Common Stock") at a fixed price over a specified period of time as specified in the Award Agreement (defined below) and the 1997 Plan.

There are two basic types of options which may be granted under the 1997 Plan: incentive stock options (sometimes referred to as "ISOs") and non-qualified stock options. Each type of option has different tax consequences. Check your Award Agreement to determine which type of option was granted to you.

        Incentive Stock Options or ISOs. Incentive Stock Options, or "ISO's," are Stock Options that qualify for preferred tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended ( the "Code").

        Non-Qualified Stock Options. Non-Qualified Stock Options are stock options that do not qualify as ISOs.

        Stock Appreciation Right. A stock appreciation right (sometimes referred to as an "SAR") is a right to shares of Common Stock or cash compensation measured by appreciation in the value of Common Stock. An SAR may be awarded separately or in conjunction with an award of a stock option.

        Dividend Equivalent Right. A dividend equivalent right is a right to compensation measured by dividends paid with respect to Common Stock.

        Performance-Based Compensation. Performance-Based Compensation is compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

        Restricted Stock. An award of restricted stock means an award of shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator of the 1997 Plan.

        Performance Unit. A performance unit may be earned in whole or in part upon attainment of performance criteria established by the Administrator, and may be settled for cash, securities or a combination of cash and securities, as applicable.

        Performance Share. A performance share is a share of or denominated by Common Stock which may be earned in whole or in part upon attainment of performance criteria established by the Administrator, and may be settled for cash, securities or a combination of cash and securities, as applicable.

        Grant. A "grant" is the act of the Administrator of the 1997 Plan to authorize an award to an individual eligible to receive awards under the 1997 Plan.

        Grant Date. The grant date is the date on which an award is granted.

        Exercise Price or Purchase Price. The exercise or purchase price is the amount of money you will pay for an applicable award if and when you exercise such award. The exercise or purchase price is determined by the Administrator, subject to certain limitations set forth in the 1997 Plan.

        Award Agreement. This is a written agreement between you and the Company evidencing the grant of an award. The Award Agreement will contain information regarding the type of award (e.g., non-qualified or incentive stock option, SAR, etc.), the grant date, the name of the grantee (i.e., the person to whom the award is granted), the exercise price, if any, the vesting schedule and the expiration date of the award. The Award Agreement you enter into may be called an "Option Agreement" or have another title that refers to the specific type of award granted.

        Stock Incentive Plan. The 1997 Plan contains various terms and provisions that apply to all stock awards and Award Agreements. A copy of the 1997 Plan is being provided to you with this prospectus. If you need an additional copy please contact .

                            Judith Olson Lasker, Esq.
                           General Counsel, Secretary
                            Krause's Furniture, Inc.
                             200 North Berry Street
                           Brea, California 92821-3903
                                  714-990-3100

        Term of Award. The standard award term is ten years, although it may be longer or shorter. This means that your right to exercise the rights granted under the award lasts for the specified term. If you do not exercise your rights under an award prior to expiration of its term, the award will expire. The expiration date for each award you are granted will be stated in your Award Agreement. Your award will also terminate in connection with termination of your employment with the Company as described below.

        It is important for you to know when your awards expire, because the Company will not remind you, and if the awards expire without being exercised you lose your right to exercise your rights under that award.

        Vesting. Most awards require some period of time to pass before you are eligible to exercise your award, and you must remain employed by the Company during that period in order to exercise your award. This is often referred to as "vesting," which refers to your right to exercise a percentage of your award after a specified period of time. Your Award Agreement indicates the dates on which your award vests.

        While your vesting schedule may be different, as an example, an award may vest on a quarterly basis over three years. This means that approximately 8 1/3% of your award will vest at the end of each quarter after the date of grant. Assuming that you were granted an award to purchase 300 shares of stock on October 5, 1998 with this particular vesting schedule, you would be able to exercise the award with respect to 25 shares (8 1/3% of 300 shares) on or after January 5, 1999. An additional 8 1/3% of your award (or an additional 25 shares) would vest on each April 5, July 5, October 5 and January 5 thereafter until your award is fully vested (in this example, after three years). The vesting of your award does not obligate you to exercise the award, and once your award is vested it will remain exercisable until the award is terminated or expires in accordance with its terms. The foregoing was provided as an example of how "vesting" works. Consult your Award Agreement for the vesting terms of your award.

        Award Overview. The fact that you have been granted an award, or that you have signed a Award Agreement, in no way obligates you to exercise the award. In particular, if the award is a stock option, you are not obligated to purchase the Company's stock. It is your decision whether you elect to exercise some or all of your awards, subject to the limitations set forth in the Award Agreement and the 1997 Plan.

        Depending on the type of award, your award may have potential value to you. For example, an award of a stock option has potential value to you if the price of the Company's stock has increased above the exercise price of the option you hold. You are urged to consult with your financial advisor prior to exercising an award.

        Tax Information. Depending upon the type of award and the timing of a sale of any stock acquired upon exercise of an award, your gain on any such sale will either be taxed as ordinary income (that is, like normal salary or hourly compensation) or as a capital gain. The attached APPENDIX A is a description of the basic federal income tax consequences related to stock options and other types of awards under the 1997 Plan.

        Termination of Employment. Your Award Agreement is not an employment agreement. If your employment with the Company is terminated by you (that is, if you resign) or by the Company, you will have the period of time specified in your Award Agreement to exercise your award or awards. For example, your Award Agreement may provide that your awards expire three months after your employment is terminated by you or the Company or 12 months after your employment is terminated as a result of your retirement, permanent disability or death. You should refer to your Award Agreement for the specific terms of your award.

        You will not be able to exercise your award after the award term expires.

        How to Exercise Your Award. When you decide to exercise an award, you should complete the form of Exercise Notice attached to the Award Agreement and deliver the Exercise Notice, along with payment of any Exercise Price, to the Company, in accordance with the instructions on the Exercise Notice and in the Award Agreement.

        If you decide to sell any stock purchased through the 1997 Plan, you can do so by sending the stock certificates to a stock broker of your choice with instructions to sell the stock. You will most often need to open an account and will be responsible for the broker commissions and other charges relating to such a sale.

        QUESTIONS AND ANSWERS ABOUT THE 1997 PLAN

        1.      WHAT IS THE PURPOSE OF THE 1997 PLAN?

        The 1997 Plan allows the Company to attract and retain the best available personnel for positions of substantial responsibility, provides additional incentives to employees, officers, directors and consultants of the Company and its subsidiaries and promotes the success of the Company's business.

        2.      DO THE AWARDS EXPIRE?

        Yes. Each award has an expiration date specified in your Award Agreement. Typically, awards do not extend for terms beyond ten years.

        3.      IS THERE A LIMIT TO HOW MANY SHARES I CAN BUY?

        Yes. You will be able to exercise only that portion of your awards that has vested.

        4.      WHO IS ELIGIBLE TO PARTICIPATE IN THE 1997 PLAN?

        You are eligible to participate if you have been selected by the Administrator to participate and are a person, including an officer, director or consultant, employed by the Company or any parent or subsidiary of the Company.

        5.      SHOULD I BE CONCERNED ABOUT TAXES?

        Yes. You should review "Summary of Federal Income Tax Consequences Relating to Awards Granted Under the 1997 Plan" attached hereto as APPENDIX A for a summary of United States federal income tax rules applicable upon the grant or exercise of awards. However, the discussion deals with typical transactions and may not cover your special situation. Furthermore, there may be other federal and state tax consequences to consider when disposing of shares. If you have questions, you should consult your tax advisor.

        6. WHAT HAPPENS TO MY RIGHTS UNDER THE 1997 PLAN IN THE EVENT OF A STOCK SPLIT OR SIMILAR CHANGE IN ISSUED SHARES OF THE COMPANY?

        If there is any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock, the Administrator shall make proportionate adjustments to the number of shares covered by each outstanding award as well as to the price per share covered by each such outstanding award.

        7. WHAT HAPPENS TO MY RIGHTS UNDER THE 1997 PLAN IF A MERGER OR CHANGE IN CONTROL OF THE COMPANY TAKES PLACE?

        A merger of the Company, or a sale of substantially all of its assets, or a reverse merger in which the Company survives but undergoes a change of more than 50% of the control of its voting securities is defined as a "Corporate Transaction" in the 1997 Plan. If the Company undergoes a "Corporate Transaction," each outstanding award under the 1997 Plan will automatically become fully vested and exercisable and will be released from any repurchase rights or forfeiture conditions, unless a successor or parent corporation assumes the outstanding awards or issues comparable awards. The Administrator will determine in its discretion whether replacement awards offered by a successor or parent company are comparable with those originally issued.

        The Administrator can also provide for automatic full vesting and exercisability of awards upon a "Change in Control" (as defined in the 1997
Plan). Generally, a Change in Control will occur for purposes of the 1997 Plan when any person or other entity acquires beneficial ownership of 50% of the voting power of the Company's voting securities without the approval of a majority of "Continuing Directors" (directors who have served for more than 36 continuous months or newer directors appointed or nominated by a majority of directors who have served for more than 36 continuous months) or when the Board of Directors undergoes a change that replaces the majority of Continuing Directors within a 36-month period. The Administrator can provide for vesting upon a Change in Control either when the award is granted or at any time the award is outstanding. If a Change in Control also fits the definition of a Corporate Transaction under the 1997 Plan, the rules applying to Corporate Transactions take precedence.

        Upon a Change in Control, outside directors of the Company who participate in the 1997 Plan will receive a lump sum cash payment of the amount of awards received in their "Deferred Stock Unit Account" under the 1997 Plan.

        In addition, the Administrator has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the 1997 Plan and the termination of repurchase rights or forfeiture conditions on such awards, in connection with a "Subsidiary Disposition" (the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of such subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation).

        Please see the discussion under the heading "Stock Subject to the 1997 Plan" on page 12 for a more detailed discussion of changes in ownership and control under the 1997 Plan.

        8.      WILL I RECEIVE FINANCIAL INFORMATION PROVIDED TO STOCKHOLDERS?

        Yes. If you are a participant in the 1997 Plan, you will receive a copy of all reports, proxy statements and other communications distributed by the Company to its stockholders. In addition, you can receive copies of the Company's Annual Report to Stockholders and documents filed by the Company with the Securities and Exchange Commission that are incorporated by reference in the Company's Registration Statement relating to the 1997 Plan. See "Additional Information" below.

        9.      HOW IS THE 1997 PLAN ADMINISTERED?

        The 1997 Plan is administered by the Administrator. The Administrator has the authority, subject to the terms of the 1997 Plan, to select the employees, officers, directors and consultants to whom awards may be granted, to determine whether and to what extent to grant awards and the number of shares to be covered by each award, to approve forms of Award Agreements, and to determine the terms and conditions of awards. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise or purchase of an award granted under the 1997 Plan. All decisions, determinations and interpretations of the 1997 Plan and Award Agreements by the Administrator shall be binding on all grantees and any other holders of awards.

        10.     CAN I ASSIGN OR TRANSFER MY RIGHTS UNDER THE 1997 PLAN?

        ISOs are yours alone and may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. However, other awards may be transferable, to the extent provided in the Award Agreement.

        11.     CAN THE 1997 PLAN BE CHANGED?

        The 1997 Plan may be amended by the Board of Directors at any time, subject to shareholder approval under certain circumstances described in the 1997 Plan.

                              SUMMARY OF 1997 PLAN

        Set forth below is a more detailed summary of certain provisions of the 1997 Plan, some of which has been described above:

        GENERAL

        The 1997 Plan was adopted by the Board of Directors of the Company on January 20, 1997 and by the stockholders on May 29, 1997. The Administrator of the 1997 Plan is authorized to grant any type of award to any person, including officers and directors, employed by the Company or any parent or subsidiary of the Company that is not inconsistent with the provisions of the 1997 Plan and by its terms involves or might involve the issuance of "Awards" consisting of (i) shares of Common Stock, (ii) a stock option, SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with a value based on the value of Common Stock. Such awards include, without limitation, stock options, SARs, sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative. The 1997 Plan was amended, with the approval of the Board of Directors on April 2, 1998 and approval of the Shareholders on May 28, 1998, to increase the number of shares issuable with respect to awards from 1,000,000 to 2,000,000.

        PURPOSES OF THE 1997 STOCK INCENTIVE PLAN

        The purpose of the 1997 Plan is to allow the Company to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to employees, officers, directors and consultants of the Company and its subsidiaries and to promote the success of the Company's business. The 1997 Plan provides any person, including officers and directors, employed by the Company or any parent or subsidiary of the Company an opportunity to be granted awards consisting of stock options, SARs, restricted stock, dividend equivalent rights, performance units or performance shares, or a combination of the foregoing.

        ADMINISTRATION

        The 1997 Plan is administered by the Administrator. All decisions, determination and interpretations of the Administrator are final and binding on the optionee and any other holders of awards intended by the Administrator to be affected thereby.

        Subject to applicable laws, the provisions of the 1997 Plan, and except as otherwise provided by the Board, the Administrator has the authority, in its discretion, to do the following:

        (i) to select the employees, officers, directors and consultants to whom awards may from time to time be granted under the 1997 Plan;

        (ii) to determine whether and to what extent awards are granted under the 1997 Plan;

        (iii) to determine the number of shares of Common Stock or the amount of other consideration to be covered by each award granted under the 1997 Plan;

        (iv)    to approve forms of Award Agreement for use under the 1997 Plan;

        (v) to determine the terms and conditions of any award granted under the 1997 Plan, including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, stock, or other consideration) upon settlement of the award, and payment contingencies;

        (vi) to amend the terms of any outstanding award granted under the 1997 Plan, provided that any amendment that would adversely affect the grantee's rights under an outstanding award shall not be made without the grantee's written consent;

        (vii) to construe and interpret the terms of the 1997 Plan and awards granted thereunder;

        (viii) to establish additional terms, conditions, rules and procedures to accommodate the rules or laws of applicable foreign jurisdiction to afford grantees favorable treatment under those laws; and

        (ix) to take such other action, not inconsistent with the terms of the 1997 Plan, as the Administrator deems appropriate.

        DURATION, AMENDMENT AND TERMINATION

        The 1997 Plan will continue in effect until January 19, 2007, unless sooner terminated by the Board of Directors. The Board may at any time amend, suspend or terminate the 1997 Plan. To the extent necessary and desirable to comply with applicable laws, the corporate charter or the terms of the 1997 Plan, the Company must obtain stockholder approval of any amendment to the 1997 Plan.

        No award may be granted during any suspension or after the termination of the 1997 Plan. Any amendment, suspension or termination of the 1997 Plan will not affect awards already granted and such awards will remain in full force and effect as if the 1997 Plan had not been amended, suspended or terminated, unless mutually agreed in writing otherwise by the grantee and the Company.

        ELIGIBILITY

        Awards may be granted to any employee, officer, director or consultant of the Company or of a subsidiary of the Company.

        STOCK SUBJECT TO THE 1997 PLAN

        The maximum aggregate number of shares of Common Stock which may be issued pursuant to awards granted under the 1997 Plan is 2,000,000.

        If there is any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock, the Administrator will make proportionate adjustments to the number of shares covered by each outstanding award as well as to the price per share covered by each such outstanding award.

        If the Company undergoes a "Corporate Transaction" (as defined below) each outstanding Award under the 1997 Plan will automatically become fully vested and exercisable and will be released from any repurchase rights or forfeiture conditions, unless (i) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable Award with respect to shares of the capital stock of the successor corporation or parent thereof, (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award or (iii) the vesting, exercisability and release from such limitations of such Award is subject to other limitations imposed by the Administrator at the time of the grant of the Award. The Administrator will determine in its discretion whether replacement awards offered by a successor or parent company are comparable with those originally issued, and such determination shall be final, binding and conclusive. The Administrator also has the authority to grant Awards under the Plan that are to vest automatically and be fully exercisable and released from such limitations in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the grantee's Continuous Status as an Employee or Consultant, even if the Award is otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction. Upon consummation of a Corporate Transaction, all outstanding awards will terminate, unless assumed by the successor company or its parent. Notwithstanding the foregoing, the Administrator, in its discretion, may prevent the acceleration of vesting and the release from repurchase rights or forfeiture conditions of any outstanding Award with respect to any Corporate Transaction.

        The Administrator can also provide that an award automatically becomes fully vested and exercisable and will be released from any repurchase rights or forfeiture conditions either in advance of any actual or anticipated "Change in Control" (as defined below) (other than a Change in Control which is also a Corporate Transaction) or at the time of such a Change in Control. The Administrator can provide for such automatic vesting upon a Change in Control either when the award is granted or at any time the award is outstanding.

        Upon a Change in Control, outside directors of the Company who participate in the 1997 have a right to receive a lump sum cash payment of the amount of their "Deferred Stock Unit Account" under the 1997 Plan.

        Under the 1997 Plan, a "Corporate Transaction" means (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

        Under the 1997 Plan, "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:
(1) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or (2) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members are no longer Continuing Directors as a result of one or more contested elections for Board membership.

        "Continuing Directors" means, generally, members of the Board who either
(a) have been Board members continuously for a period of at least thirty-six months or (b) have been Board members for less than thirty-six months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

        In addition, the Administrator has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the 1997 Plan and the termination of repurchase rights or forfeiture conditions on such awards, in connection with a "Subsidiary Disposition" (the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of such subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation).

        TERMS OF AWARDS UNDER THE 1997 PLAN.

        The following is a description of the terms and conditions of awards permitted by the 1997 Plan. Such terms and conditions may change from time to time, and the terms and conditions of separate options need not be identical. In addition, each award will be subject to the terms and conditions of the applicable Award Agreement.

        EXERCISE PRICE. The exercise or purchase price per share, if any, for an award shall be as stated in the applicable Award Agreement, and is:

        (i) in the case of an ISO, not less than 100% of the fair market value per share on the date of grant, except that an ISO granted under the 1997 Plan to a person who, at the time of the grant, owns stock constituting more than 10% of the voting power of all classes of stock of the Company or of any parent or subsidiary, not less than 110% of the fair market value per share on the date the option is granted;

        (ii) in the case of a non-qualified stock option, not less than 100% of the fair market value per share of the Common Stock subject to the option on the date of grant unless otherwise determined by the Administrator;

        (iii) in the case of other Awards intended to qualify as Performance-Based Compensation, if there is an exercise or purchase price, that price shall be not less than 100% of the fair market value per share on the date of the grant; and

        (iv) in the case of other awards, including restricted stock, as determined by the Administrator.

        For purposes of the 1997 Plan, "fair market value" of a share of Common Stock will be determined according to the following methodology. If a public market exists for the Common Stock, the fair market value as of any date is the closing sales price for a share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the American Stock Exchange or other stock exchange or market system that the Administrator has determined is the primary market for the Common Stock. If the Common Stock is not traded on any such exchange or national market system, the fair market value as of any date is the average of the closing bid and asked prices of a share on the Nasdaq Small Cap Market for the three trading days prior to the time of determination (or, if no such prices were reported on one or more of such days, on the last three days on which such prices were reported), in each case as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If no established public market exists for the Common Stock, the fair market value is the price determined by the Administrator in good faith.

        CONSIDERATION. Subject to applicable laws, the Administrator will determine the consideration to be paid for shares of Common Stock to be issued upon exercise or purchase of an award, including the method of payment (in the case of an ISO, making the determination at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept (i) cash, (ii) check, (iii) delivery of a promissory note, with such recourse, interest, security, and redemption provisions as the Administrator in its discretion determines, (iv) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator) or (v) any combination of the foregoing methods of payment. The Administrator will also require delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the award and delivery to the Company of the sale or loan proceeds required to pay the exercise price and/or related withholding taxes.

        EXERCISE. Awards granted under the 1997 Plan are exercisable at such times and under such conditions as determined by the Administrator under the terms of the 1997 Plan and specified in the Award Agreement.

        TERM. Each award will have the term stated in the Award Agreement; provided, however, that (i) the term of an ISO may not be for more than ten years from the grant thereof, and (ii) in the case of an ISO granted to a person who, at the time the ISO is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of each ISO may not be for more than five years from the date of grant.

        NONTRANSFERABILITY. ISOs awarded under the 1997 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Other Awards are transferable to the extent provided in the Award Agreement.

        LIMITATION. The maximum number of shares of Common Stock as to which options and SARs may be granted to any employee in any fiscal year of the Company is 200,000 shares, subject to a proportionate adjustment for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or similar event. The aggregate fair market value of the Common Stock, determined at the time an ISO is granted, with respect to which such ISOs may become exercisable for the first time by the grantee during any calendar year may not exceed $100,000. If the aggregate Fair Market Value of Shares subject to Options designated as ISOs that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, the excess Options shall be treated as Non-Qualified Stock Options. For this purpose, ISOs will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. The maximum value of any award (other than an option or SAR) granted to any employee in any fiscal year of the Company and intended to qualify as "performance-based compensation" under Section 162(m) of the Code is $2,000,000, calculated based upon the value of the award assuming the performance goal was met on the date of grant of the award.

        ADDITIONAL INFORMATION

        The 1997 Plan is not subject to the Employee Retirement Income Security Act of 1974.

        A copy of the 1997 Plan and additional information about the 1997 Plan and its administrators can be obtained by contacting the Company's General Counsel at 200 North Berry Street, Brea, California 92821-3903, telephone number
(714) 990-3100.

        The Company has filed a Registration Statement with the Securities and Exchange Commission with respect to the shares of Common Stock issuable pursuant to its stock option plans. The following documents have been incorporated by reference in the Registration Statement, and copies of these documents are available without charge upon written or oral request to the Corporate Secretary of the Company, 200 North Berry Street, Brea, California 92821-3903, telephone number (714) 990-3100.

        (a) The Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), related to the Registration Statement on Form S-1 (the "Registration Statement") as declared effective on March 30, 1998 (File No. 333-43111).

        (b) The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1998, as filed with the Commission on April 30, 1998 (File No. 000-17868).

        (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 001-13981).

        (d) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (b) above.

        The 1997 Plan is intended to promote long-term investment in the Company. However, the 1997 Plan does not impose any specific restrictions on the resale of shares of Common Stock purchased under the 1997 Plan. The Company has filed a Registration Statement with the Securities and Exchange Commission, which satisfies most federal securities laws requirements with respect to resale of such shares. If you are an affiliate (officer, director or 10% stockholder) of the Company, any resales of shares purchased under the 1997 Plan must be effected in accordance with Rule 144 or made pursuant to either a separate resale registration statement or an available exemption under the Securities Act of 1933, as amended. All participants must comply with Rule 10b-5 of the Exchange Act, which prohibits trading in securities based on inside information. In addition, officers and directors need to take the short-swing trading liability provisions of Section 16(b) of the Exchange Act into account whenever they sell shares.

        Officers and directors of the Company should consult the Federal Securities Law Memorandum provided to them for further information regarding
Section 16 and Rule 144 limitations on resale.

        The Compensation Committee of the Board of Directors (the "Compensation Committee") currently administers the 1997 Plan and is the "Administrator" described in this Prospectus. The Compensation Committee has the authority to interpret the 1997 Plan, and establish rules and regulations for it and resolve all disputes concerning the 1997 Plan. The current members of the Compensation Committee are Kamal G. Abdelnour, John A. Gavin and Peter H. Dailey (each is a director of the Company). Other than as disclosed herein (including disclosures in material incorporated into the Registration Statement by reference), members of the Compensation Committee have no material relationships with the Company, its employees or its affiliates. Members of the Board of Directors and the Compensation Committee can be contacted by writing to them at the principal executive offices of the Company, to the attention of Judith Olson Lasker, General Counsel and Secretary. Members of the Compensation Committee are selected by and serve at the pleasure of the Board of Directors. They do not receive separate compensation for administering the 1997 Plan. The Company bears all expenses in connection with administration of the 1997 Plan.

        ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

        All Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the 1997 Plan.

CONCLUSION

        The information provided above is intended as a summary of certain provisions of the 1997 Plan. The 1997 Plan is governed by the plan document, and anything in the foregoing summary that is inconsistent with the plan document or your Award Agreement will be superseded by and governed by the plan document and your Award Agreement.

        Nothing set forth above or in the plan document or in your Award Agreement should be construed to create or imply any contract of employment between you and the Company. The Company may amend, suspend or terminate the 1997 Plan at any time.

        The descriptions set forth herein are based on tax laws in effect on the date set forth above. Check with your tax advisor to determine the specific tax impact of the exercise of any options or the sale of any stock received by you under the 1997 Plan.

                                   APPENDIX A
                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES
                 RELATING TO AWARDS GRANTED UNDER THE 1997 PLAN

INCENTIVE OPTIONS

        Incentive Stock Options ("ISOs") under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. ISOs generally have the following tax consequences:

        There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an ISO may increase the optionee's alternative minimum tax liability, if any.

        If an optionee holds stock for more than two years from the date on which the ISO is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the ISO, any gain or loss on a disposition of such stock will be long term capital gain or loss. In this event, the Company will not be allowed a business expense deduction with respect to the disposition of shares. However, if the optionee disposes of the stock before the expiration of either of the above-stated holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

NON-QUALIFIED STOCK OPTIONS

        Non-Qualified Stock Options under the 1997 Plan generally have the following federal income tax consequences:

        There generally are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a Non-Qualified Stock Option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

STOCK PURCHASES AND BONUSES

        Stock grants, restricted stock grants and restricted stock purchases granted under the 1997 Plan have the following federal income tax consequences:

        Generally, a recipient of stock under the 1997 Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the 1997 Plan, however, may make a Section 83(b) election whereby the recipient elects to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date (such valuation taking into account only those restrictions, if any, on the stock and the risk of forfeiture thereof that will never lapse) and any amount paid by the recipient for the stock.

        With respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

        Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

STOCK APPRECIATION RIGHTS, PERFORMANCE UNITS AND PERFORMANCE SHARES

        Recipients of Stock Appreciation Rights, Performance Units and Performance Shares generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of an Award.

        The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount.

        Participating individuals will recognize gain upon the disposition of any stock received on exercise of an award equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for more than one year.

OTHER TAX CONSEQUENCES

        The foregoing summary of the federal income tax consequences to participants and the Company of the grant of Awards and shares of Common Stock pursuant thereto does not purport to be complete and participants should refer to the applicable provisions of the Code. The summary does not address other taxes that may affect a participant, such as state and local income taxes, federal and state estate, inheritance and gift taxes, and foreign taxes. The summary also does not address special tax considerations that may apply if a participant uses stock, notes or consideration other than cash to exercise Options granted under the 1997 Plan or to otherwise purchase shares of Common Stock pursuant to Awards. Furthermore, the tax consequences of Awards are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rule applies. Participants should consult with their own tax advisors before the exercise of any Award and before the disposition of any shares acquired upon the exercise of an Award.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Krause's Furniture, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        (a) The Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), related to the Registration Statement on Form S-1 (the "Registration Statement") as declared effective on March 30, 1998 (File No. 333-43111).

        (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1998, as filed with the Commission on April 30, 1998 (File No. 000-17868).

        (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 001-13981).

        (d) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(b) above.

        All documents filed by the Registrant with the Commission pursuant to
Section 13(a), (13(c), 14 or 15(d) of the Exchange Act, filed after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the liability of each of its directors to its stockholders or the Company for monetary damages for breach of fiduciary duty to the full extent provided by the DGCL, as such law exists or may hereafter be amended.

        Indemnification applies to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative. Indemnification may include all expenses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the indemnified person.

        The Company maintains a directors' and officers' liability and reimbursement insurance policy intended to reimburse the Company for any payments made by it pursuant to its indemnification obligations.

        The foregoing statements are subject to the detailed provisions of
Section 102(a)(7) of the DGCL and the Certificate of Incorporation of the Company, as applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        4.1     Krause's Furniture, Inc., 1997 Stock Incentive Plan

        5.1     Opinion of Morrison & Foerster LLP

        23.1    Consent of Ernst & Young LLP, Independent Auditors

        23.1    Consent of Arthur Andersen LLP, Independent Public Accountants

        23.3    Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

        24.1    Power of Attorney (See page II-5)

ITEM 9.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.


        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Krause's Furniture, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on July 17, 1998.

                                      KRAUSE'S FURNITURE, INC.

                                      By:    /s/ Robert A. Burton
                                         -------------------------------
                                         Robert A. Burton
                                         Senior Vice President and Chief
                                         Financial Officer

                                POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Philip M. Hawley, Robert
A. Burton and Judith O. Lasker, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 17, 1998.


SIGNATURE                                       TITLE
---------                                       -----
/s/ Philip M. Hawley                            Chairman of the Board and Chief Executive Officer
-----------------------------------
Philip M. Hawley

/s/ Robert A. Burton                            Senior Vice President and Chief Financial Officer
-----------------------------------             (Principal Financial Officer, Principal
Robert A. Burton                                Accounting Officer)

/s/ Thomas M. DeLitto                           Vice Chairman of the Board
-----------------------------------
Thomas M. DeLitto

/s/ Kamal G. Abdelnour                          Director
-----------------------------------
Kamal G. Abdelnour

/s/ Jeffrey H. Coats                            Director
-----------------------------------
Jeffrey H. Coats

/s/ Peter H. Dailey                             Director
-----------------------------------
Peter H. Dailey

/s/ Peter H. Dailey                             Director
-----------------------------------
Peter H. Dailey

INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DOCUMENT
------                       --------
4.1            Krause's Furniture, Inc. 1997 Stock Incentive Plan

5.1            Opinion of Morrison & Foerster LLP

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2           Consent of Arthur Andersen LLP, Independent Public Accountants

23.3           Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1           Power of Attorney (see page II-5)